UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials

CONCIERGE TECHNOLOGIES, INC.
(Name of Registrant Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with Preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.
(3) Filing Party:

(4) Date Filed:

CONCIERGE TECHNOLOGIES, INC.

1202 Puerta Del Sol

San Clemente, CA 92673

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

NOTICE OF ANNUAL MEETING

To the Stockholders of CONCIERGE TECHNOLOGIES, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of Concierge Technologies, Inc. (the “Company”) on Friday, November 9, 2018, at 12:30pm., Pacific Time Zone, at the Paradise Point Hotel, 1404 Vacation Road, San Diego, CA 92109 (the “Annual Meeting”) in order to:

1.	elect each of the director nominees named herein to the Company’s board of directors (the “Board”) to serve a one-year term; and

2.	transact such other business as may properly come before the meeting and any adjournment thereof.

The Board has fixed the close of business on October 3, 2018 as the record date (the “Record Date”) for determining stockholders entitled to notice and to vote at the Annual Meeting, and any postponements or adjournments thereof. Holders of our common stock and preferred stock as of the Record Date who are present in person or by valid proxy will be entitled to vote at the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is being mailed to our stockholders, beginning on October 9, 2018, for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The Board of Directors (the “Board”) is not soliciting your proxy or consent in connection with any matters to be discussed at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

If you plan to attend the meeting, please RSVP by November 1, 2018 to Concierge Technologies, Inc. 949.429.5370 or by email to info@conciergetechnology.net.

Date: October 9, 2018	By Order of the Board of Directors,

	By:	/s/ Nicholas Gerber
Nicholas Gerber
President, Chief Executive Officer and Chairman of the Board of Directors

CONCIERGE TECHNOLOGIES, INC.

1202 Puerta Del Sol

San Clemente, CA 92673

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are furnishing this Information Statement to stockholders of CONCIERGE TECHNOLOGIES, INC. (“We” or “Concierge” or the “Company”) in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof. We will hold the Annual Meeting on Friday, November 9, 2018, at 12:30pm, Pacific Time Zone, at the Paradise Point Hotel, 1404 Vacation Road, San Diego, CA 92109.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Information Statement (including the Notice of Annual Meeting of Stockholders) and the information concerning the Company set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (“Annual Report”) (collectively the “Meeting Materials”), are first being made available to stockholders beginning on or about October 9, 2018.

Holders of record of our common stock at the close of business on October 3, 2018 (the “Record Date”) will be entitled to notice of the Annual Meeting. On the Record Date, we had 29,559,139 outstanding shares of common stock, par value $0.001 per share, of Concierge Technologies, Inc. (the “Company” and such common stock, the “Common Stock”), and 436,951 Series B Convertible, Voting, Preferred Stock, par value $0.001 per share, of the Company (“Preferred Stock” and together with the Company Common Stock, the “Voting Stock”). A quorum of stockholders must be present for any business to be conducted at the Annual Meeting.

Purpose of the Meeting

At the Annual Meeting, our stockholders will be asked to vote on the following proposals:

1.	elect each of the director nominees named herein to the Company’s board of directors (the “Board”) to serve a one-year term; and

2.	transact such other business as may properly come before the meeting and any adjournment thereof.

Vote Required

As set forth in Section 3.1(a) of our Bylaws, directors will be elected by a majority of the voting power of the shares of stock entitled to vote thereon in person or by proxy at an annual meeting of the stockholders with a quorum present.

Stockholders who own in excess of 50% of the Company’s outstanding Voting Stock have advised us that they intend to vote for the election of Directors. As a result, each of the director nominees will be elected to serve a one-year term as describe in this information statement at the Annual Meeting.

No Dissenters Rights

Under the Nevada Revised Statutes, no dissenters’ rights are applicable since stockholders are not being asked to vote on any proposals at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Bylaws, each member of our Board of Directors serves until the next annual meeting of stockholders and until his or her respective successor is duly elected and qualifies. Currently, our Board has nine members, five of whom are “independent directors” as such term is defined in Section 803 of the NYSE American Company Guide. The NYSE American definition of “Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The term of office of all directors will expire at this year's Annual Meeting. On the nomination and recommendation of our Board, Nicholas Gerber, David W. Neibert, Scott Schoenberger, Matt Gonzalez, Derek Mullins, Kathryn D. Rooney, Erin Grogan, Tabatha Coffey and Joya Delgado Harris will stand for reelection as directors at the Annual Meeting.

Stockholders who own in excess of 50% of the Company’s outstanding Voting Stock have advised us that they intend to vote for the election of Directors. As a result, each of the director nominees will be elected to serve a one-year term, or until his or her respective successor is duly elected and qualifies. If any nominee should become unable to serve or, for good cause, will not serve as a director, a substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.

The following nominees for election as directors serves until the next annual meeting of stockholders in 2019 and until their successors are duly elected and qualifies:

Name	Age	Principal Occupation	Director Since
Interested Director Nominees:
Nicholas D. Gerber	56	President, CEO and Chairman of Concierge Technologies, Inc.	2015
Scott Schoenberger	52	Owner and CEO of KAS Engineering	2015
David W. Neibert	63	Chief Operations Officer and Secretary of Concierge Technologies, Inc.	2002
Kathryn D. Rooney	46	Chief Marketing Officer of United States Commodities Funds, LLC	N/A
Independent Director Nominees:
Matt Gonzalez	53	Chief Attorney at the San Francisco Public Defender’s Office, Partner in Gonzalez & Kim	2013
Tabatha Coffey	51	Self-Employed Consultant and Entrepreneur	2017
Erin Grogan	44	Independent Consultant for Alpine Investors	2017
Joya Delgado Harris	45	Director of Research Integration for the American Cancer Society	2017
Derek Mullins	44	Co-Founder and Managing Partner of PINE Advisor Solutions	2017

Biographical information regarding our Board is set forth below. We have divided the directors into two groups—independent directors and interested directors. Although neither the Company’s Common Stock nor Preferred Stock are listed for trading on the NYSE American, for purposes of this Information Statement, independent directors are those determined by the Board to be “independent directors” for the purposes of Section 803 of the NYSE American Company Guide.

Biographical Information

Interested Directors

Nicholas D. Gerber: Mr. Gerber has been the President, Chief Executive Officer and Chairman of the Board since January 2015. Mr. Gerber also served as President and Chief Executive Officer of United States Commodity Funds, LLC (“USCF”), which serves as the General Partner and Manager to several related public funds, from June 2005 through May 2015 and Vice President since June 2015. Mr. Gerber co-founded USCF in 2005 and prior to that, he co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. From the period June 2013 through the end of May 2015, Mr. Gerber served as President of USCF Advisers LLC and continuously since June 2015, as its Vice President. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, since February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Gerber has served as Chairman of the Boards of Trustees of USCF ETF Trust, an investment company since 2014 and USCF Mutual Funds Trust, an open-end management investment company since October 2016, respectively, (USCF ETF Trust and together with USCF Mutual Funds Trust are referred to as the “Trusts”) and the Trusts are registered under the Investment Company Act of 1940, as amended. In addition to his role as Chairman of the Boards of the Trusts, he served as President of USCF ETF Trust from June 2014 until December 2015. From August 1995 to January 2013, Mr. Gerber served as Portfolio Manager of Ameristock Mutual Fund, Inc. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc., USCF Advisers LLC or USCF. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005, an NFA associate member and associated person of USCF since December 2005 and a Branch Manager of USCF since May 2009. Effective in February 2017, he is also listed as a principal, associated person, swap associated person, and branch manager of USCF Advisers LLC. Mr. Gerber earned an MBA degree in finance from the University of San Francisco, a B.A. from Skidmore College and holds an NFA Series 3 registration. Mr. Gerber is 56 years old.

 The Board believes that Mr. Gerber is qualified to serve on the Board and as Chairman because of his experience as President and Chief Executive Officer and Chairman of the Company, his past experience at various firms in the financial services industry as well as his serving on the boards of directors of numerous private and public companies and funds.

 Scott Schoenberger. Mr. Schoenberger is the owner & CEO of KAS Engineering, a second generation plastic injection molding firm based in multiple southern CA locations. He also is the owner and CEO of Nica Products, another manufacturing company based in Orange County, CA. Scott has over 30 years of experience in manufacturing and technology. He has been involved with several startups as a consultant and/or angel level investor in such industries as medical, technology, consumer products, electronics, automotive, and securities industries. A California native, he has a BS in Environmental Studies from the University of California Santa Barbara. Mr. Schoenberger is 52 years old.

The Board believes that Mr. Schoenberger is qualified to serve on the Board because his experience as an executive allows him to provide the Board with key insights into the Company’s operations and future acquisitions.

 David W. Neibert. Mr. Neibert has been a Director of Concierge Technologies, Inc. (“Concierge”) since June 2002. Mr. Neibert previously served as Chief Executive Officer of Concierge from April 2007 through January 2015, then Chief Financial Officer from February 2015 through October 2017, and from November 2017 to present, Mr. Neibert has served as the Chief Operations Officer. Concurrently with his service and tenure at Concierge, Mr. Neibert has continuously served as President of Kahnalytics, Inc. since May 2015 nka Original Sprout; Director and Chief Financial Officer of Gourmet Foods Ltd. since August 2015 and Director for Brigadier Security Systems since June 2016. As Concierge’s Chief Operations Officer, Mr. Neibert is responsible for long range planning, growth and ensuring profitable operations of Concierge’s subsidiaries including, but not limited to, the selection and retention of their respective management teams, accounting practices and processes in accordance with U.S. GAAP. Mr. Neibert is also responsible for the primary due diligence efforts, contract negotiations, and on-boarding of new subsidiary acquisitions for Concierge. Prior to joining Concierge, Mr. Neibert served as President of Roamer One and as a Director and Executive Vice President of Business Development of their publicly traded parent company Intek Global Corporation, a global distributor of radio products. Mr. Neibert attended the University of California Los Angeles from 1973-1978 with a focus on business management and developmental psychology. Mr. Neibert is 63 years old.

The Board believes that Mr. Neibert is qualified to serve on the Board because of his familiarity with the Company and its subsidiaries as his years of experience in management consulting and bookkeeping for public and private companies.

Kathryn D. Rooney. Ms. Rooney serves as the Company’s Chief Communications Officer, is Chief Marketing Officer of USCF and brings over 20 years of experience in marketing and investor relations. Ms. Rooney is responsible for marketing, brand management and overall product distribution for USCF. Prior to joining USCF, Ms. Rooney was Director of Business Development for the Ameristock Mutual Fund. She also served as National Sales Director for ALPS Mutual Fund Services and as a Trust Officer for Fifth Third Bank. Ms. Rooney received her Bachelor of Arts degree in Economics and Psychology with a minor in Art History from Wellesley College. Ms. Rooney is a registered representative of ALPS Distributors, Inc. Ms. Rooney is 46 years old.

The Board believes that Ms. Rooney is qualified to serve on the Board because of her familiarity with the Company and its marketing and investor relations strategy.

Independent Directors

Matt Gonzalez. Matt Gonzalez is an attorney with experience handling both civil and criminal matters in both the state and federal courts. He has a BA from Columbia University (1987) and JD from Stanford Law School (1990). Since early 2011 he has served as the Chief Attorney of the San Francisco Public Defender's Office where he oversees an office of over 100 trial lawyers. He previously served as an elected member of the San Francisco Board of Supervisors from 2001-2005, and served as the president of the body from 2003-2005. Mr. Gonzalez is a partner in Gonzalez & Kim, a California partnership with multiple business holdings in the transportation sector. He is a co-owner of Flywheel Taxi (formerly DeSoto Taxi) in San Francisco. He joined Concierge as an investor in 2010 and became a director during 2013. Mr. Gonzalez is 53 years old.

The Board believes that Mr. Gonzalez is qualified to serve on the Board because of his familiarity with the Company and his experience as a team leader and business manager.

Tabatha Coffey. Ms. Coffey is an entrepreneur whose business is to help small business owners restructure and scale their businesses. Ms. Coffey’s work is featured on a television show broadcast on the Bravo network titled “Relative Success ” Ms. Coffey regularly advises television shows and publications, including the TV Guide Channel as their red carpet award show correspondent for the Academy and Grammy Awards. She is also regularly featured as an editorial stylist and contributing writer for People Style Watch, Elle.com, PopSugar and is a regular guest on the Sirius radio network’s Larry Flick radio show, The Talk and Good Morning America. Ms. Coffey has over 30 years of experience managing, consulting and developing businesses in Australia, Great Britain and the United States. Ms. Coffey is 51 years old.

The Board believes that Ms. Coffey is qualified to serve on the Board because of her business acumen and experience managing businesses and advising business managers.

Erin Grogan. Ms. Grogan is an independent consultant for Alpine Investors. Formerly, Ms. Grogan served as the Vice President of Finance and Operations at YouCaring, a crowd funding platform for medical fundraisers and other charitable causes, until it was acquired by GoFundMe. Prior to joining YouCaring, Ms. Grogan was the Director of Finance and Planning as well as an adjunct faculty member at the University of San Francisco, School of Management, from 2012 until 2016. Ms. Grogan has over 20 years of experience in management and finance, including positions at ON24, Inc., Mooreland Partners, Cadbury Schweppes, Asbury Automotive Group, Banc of America Securities, PricewaterhouseCoopers, and American International Group. Ms. Grogan earned a BA from Columbia University and an MBA in finance from the New York University Leonard N. Stern School of Business. Ms. Grogan is 44 years old.

The Board believes that Ms. Grogan is qualified to serve on the Board because of her extensive background in finance and management.

Joya Delgado Harris. Ms. Harris has been the Director of Research Integration for the American Cancer Society since 2012. In this role she provides oversight and management of the integration of Extramural Grants Department research and training program outcomes into enterprise-wide organization and mission objectives. Before joining the American Cancer Society, Ms. Harris worked for Y-ME National Breast Cancer Organization. From 2008 to 2011, Ms. Harris has over a decade of experience in non-profit management, previously serving as the Executive Director for the Association of Village PRIDE and as the Director of Product Development for the Metropolitan Atlanta Chapter of the American Red Cross. Her experience and demonstrated accomplishments in key leadership functions including program development, implementation, and evaluation; curriculum design; grant-writing and resource development; meeting planning; board cultivation and management; and developing business partnerships. Ms. Harris has also served as a Consumer Peer Reviewer for the Congressionally Directed Medical Research Programs (CDMRP), administered by the Department of Defense, sitting alongside scientists to review and evaluate innovative breast cancer research grant proposals. Ms. Harris earned a BA from Wellesley College, and received a Masters of Public Health degree with concentration in public health policy and management from the Rollins School of Public Health of Emory University. She serves as the immediate Past President of the Atlanta Wellesley Club. Ms. Delgado Harris is 45 years old.

The Board believes that Ms. Harris is qualified to serve on the Board because of her wealth of leadership experience and diverse professional experience.

Derek Mullins. Mr. Mullins currently serves as Co-Founder and Managing Partner of PINE Advisor Solutions. Previously he was the Director of Operations at ArrowMark Colorado Holdings LLC and the Chief Financial Officer and Treasurer of Meridian Fund, Inc. and Destra Investment Trust. Mr. Mullins also served as Director of Operations at Black Creek Capital and Dividend Capital from 2004 to 2009 and as Manager of Fund Administration at ALPS Fund Services from 1996 to 2004. Mr. Mullins brings over 20 years of operations, accounting, finance and compliance experience to the Board. Mr. Mullins earned a BS in Finance from the University of Colorado, Boulder and a Master’s degree in Finance from the University of Colorado, Denver. Mr. Mullins is 44 years old.

      The Board believes that Mr. Mullins is qualified to serve on the Board because of his extensive background in finance and his experience as an executive officer of public companies.

Compensation of Directors

The following table sets forth the compensation that we paid during the year ended June 30, 2018 to our directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)

David W. Neibert	0	0	0	0	0	0	0
Nicholas Gerber	0	0	0	0	0	0	0
Scott Schoenberger	0	0	0	0	0	0	0
Matt Gonzalez	5,000	0	0	0	0	0	5,000
Erin Grogan	5,000	0	0	0	0	0	5,000
Kathryn D. Rooney	0	0	0	0	0	0	0
Derek Mullins	5,000	0	0	0	0	0	5,000
Tabatha Coffey	5,000	0	0	0	0	0	5,000
Joya Delgado Harris	5,000	0	0	0	0	0	5,000

           Only our independent directors received compensation for their services as directors during the year ended June 30, 2018. Independent directors receive an annual retainer, paid quarterly, plus reimbursement for approved Board meeting travel and related out-of-pocket expenses. There were no directors compensated for the year ended June 30, 2017.

Executive Officers

Our executive officers serve at the discretion of our Board of Directors. The following persons serve as our executive officers or significant employees in the following capacities:

Name	Age	Office
Nicholas D. Gerber	56	President and Chief Executive Officer
Stuart Crumbaugh	55	Chief Financial Officer

For information on Mr. Gerber, see his biographical information under “Election of Directors” above.

Stuart Crumbaugh, 55, Mr. Crumbaugh has served as the Chief Financial Officer of Concierge Technologies, Inc., the parent of Wainwright Holdings, Inc. and its subsidiaries (“Wainwright”) since December 2017, and also the Chief Financial Officer, Secretary and Treasurer of USCF, a subsidiary of Wainwright, since May 2015. In addition, Mr. Crumbaugh has served as a director of Wainwright, the parent and sole member of USCF, since December 2016. Mr. Crumbaugh has been a principal of USCF listed with the CFTC and NFA since July 1, 2015 and, as of January 2017, he is a principal of USCF Advisers LLC. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Since June 2015, Mr. Crumbaugh has been the Treasurer and Secretary of USCF Advisers LLC. He also serves as a Management Trustee of USCF ETF Trust from May 2015 to present and as Management Trustee of the USCF Mutual Funds Trust from October 2016 to present. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software service healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh served as a consultant providing technical accounting, IPO readiness and M&A consulting services to various early stage companies with the Connor Group, a technical accounting consulting firm, for the periods of January 2014 through March 2014; October 2012 through November 2012; and January 2011 through February 2011. From December 2012 through December 2013, Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer of IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh earned a B.A. in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant – Michigan (inactive).

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth the compensation paid to our executive officers for the fiscal years ended June 30, 2018 and 2017. Unless otherwise specified, the term of each executive officer is that as set forth under that section entitled, “Directors, Executive Officers, Promoters and Control Persons -- Term of Office”.

Name and Principal Position	Year Ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David Neibert(1)	2017	125,000	Nil	Nil	Nil	Nil	Nil	Nil	125,000
Chief Operations Officer	2018	169,500	Nil	Nil	Nil	Nil	Nil	53,834	223,334
Nicholas Gerber(2)	2017	400,000	Nil	Nil	Nil	Nil	Nil	Nil	400,000
Chief Executive Officer	2018	406,250	Nil	Nil	Nil	Nil	Nil	Nil	Nil
John P. Love(3)	2017	400,000	67,000	Nil	Nil	Nil	Nil	Nil	467,000
Chief Executive Officer - USCF	2018	406,250	67,000	Nil	Nil	Nil	Nil	Nil	473,250
Stuart Crumbaugh(4)	2017	248,000	70,000	Nil	Nil	Nil	Nil	Nil	318,000
Chief Financial Officer	2018	272,500	46,000	Nil	Nil	Nil	Nil	Nil	318,500

(1) The Wallen Group, a California general partnership controlled by David Neibert, was paid $53,834 during the current fiscal year and $125,000 during the year ended June 30, 2017 for consulting and administrative services included as a component of his indicated compensation.

(2) USCF pays Nicholas Gerber a salary of $400,000 per year which increased to $450,000 per year effective May 2018.

(3) USCF pays John P. Love a salary of $400,000 per year which increased to $450,000 per year effective May 2018.

(4) USCF pays Stuart Crumbaugh a salary of $250,000 per year which increased to $275,000 per year effective April 2018.

Outstanding Equity Awards at Fiscal Year-End

There were no unexercised stock options, stock that has not vested, or equity incentive plan awards for any named officer outstanding at the end of the last fiscal year.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the fiscal year ended June 30, 2018, our Board met at least once per quarter with additional special meetings conducted telephonically to address issues arising from acquisition transactions and other non-routine events. The Board has not formed any standing committees. During fiscal year ended June 30, 2018, each director then serving on the Board attended at least 75% of the aggregate number of meetings of the Board, either in person or telephonically.

It is anticipated that each of the current members of the Board will attend the Company’s 2018 Annual Meeting of Stockholders. The Company does not have a formal policy with respect to directors’ attendance at the Annual Meeting of Stockholders.

 Board Leadership Structure and Role in Risk Oversight

Under the Company’s Bylaws, the Board elects the Company’s Chairperson and Chief Executive Officer. Each of these positions may be held by the same person or may be held by different people. Currently, these two offices are held by Mr. Gerber. The Board believes that the Company and its stockholders are best served by having a policy that provides the Board the ability to select the most qualified and appropriate individual to lead the Board as Chairperson. The Board also believes it is important to remain flexible when allocating responsibilities among these two offices in a way that best serves the needs of the Company. The Board believes that having Mr. Gerber serve as both Chairman and CEO provides an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

The Company is exposed to a number of risks that are inherent with every business. Such risks include, but are not limited to, financial and economic risks and legal and regulatory risks. While management is responsible for the day-to-day management of these risks, the Board is responsible for the oversight of risk management. The Board is responsible for evaluating the adequacy of risk management processes and determining whether such processes are being implemented by management. The Board will discuss significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

Independent Directors

The Board has adopted the standard of independence set forth in the NYSE American Company Guide in order to determine whether members of the Board are “independent”. Upon consideration of the criteria and requirements regarding director independence set forth in Section 803 of the NYSE MKT Company Guide, the Board has determined that the following five directors, Matt Gonzalez, Tabatha Coffey, Erin Grogan, Joya Delgado Harris and Derek Mullins, meet the NYSE American’s independence standards, including the criteria for independence set forth in Rule 10A-3(b)(1) of the Exchange Act.

Committees

The Board does not currently have any standing committees. Prior to the expansion of the Board and the election of the director Nominees, the Board was comprised of four directors, with an additional 3 vacancies. The Board did not believe it was necessary to form standing committees due to the Company’s and the Board’s small size. As previously composed, the Board was able to efficiently address matters such as the nomination of candidates for director and the review and approval of executive officer and director compensation. Following the effectiveness of the expansion of the Board and the election of the director Nominees, the Board will review the appropriateness of forming standing audit, nominating, corporate governance and compensation committees in light of the Company’s growth and the expansion of the Board and will form such standing or ad hoc committees as the Board deems appropriate.

Director Nominations and Nomination Committee

The Board does not currently have a standing nominating committee. The full Board recommends nominees for election by the Company’s shareholders and is responsible for monitoring and safeguarding the independence of the Board.

Under the Company’s Amended and Restated Bylaws, Stockholders may recommend any person to be a director of the Company by writing to the Company’s Secretary not less than 45 days nor more than 75 days prior to the date on which the Company first mailed its proxy materials for the previous year’s annual stockholders’ meeting. Each submission must include (i) a brief description of the candidate, (ii) the candidate’s name, age, business address and residence address, (iii) the candidate’s principal occupation and the number of shares of the Company’s capital stock beneficially owned by the candidate and (iv) any other information that would be required under the Commission’s rules in a proxy statement listing the candidate as a nominee for director. The Amended and Restated Bylaws revised and updated the Company’s previous procedures for stockholder submission of director nominations by adding the requirement for advance notice.

In conducting a search for director candidates, the Board may use its network of contacts to compile a list of potential candidates, but it may also engage, if it deems appropriate, a professional search firm. The Board generally reviews all recommended candidates at the same time and subjects all candidates to appropriate review criteria. Members of the Board should be qualified, dedicated, and ethical and have experience relevant to the Company’s operations and understand the complexities of the Company’s business environment. The Board evaluates candidates in the context of the current composition of the Board. As part of this assessment, Board considers diversity of age, skills and such other factors as it deems appropriate, given the current needs of the Board and its committees.

Stockholder Communications with the Board

Stockholders may communicate with the Board by written correspondence. Correspondence from the Company’s stockholders to the Board or any individual directors or officers should be sent to the Company’s Secretary. The Secretary will screen all communications for product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material before forwarding the correspondence to the Board. Correspondence addressed to either the Board as a body, or to any director individually, will be forwarded by the Company’s Secretary to the Chairman of the Board or to the individual director, as applicable. The Company’s Secretary will regularly provide to the Board a summary of all stockholder correspondence that the Secretary receives. This process has been approved by the Company’s Board.

All correspondence should be sent to Concierge Technologies, Inc., 1202 Puerta Del Sol, San Clemente, CA 92673, Attention: Mr. David W. Neibert, Chief Operations Officer and Secretary.

 Code of Business Conduct and Ethics

 The Board has adopted a code of ethics (the “Code”) designed, in part, to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the Commission and in the Company’s other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons, as identified in the code, and accountability for adherence to the code. The Code applies to all directors, executive officers and employees of the Company. The Company will provide a copy of the Code to any person without charge, upon request to Mr. David W. Neibert, Chief Operations Officer and Secretary by calling 949-429-5370 or by writing to Concierge Technologies, Inc., 1202 Puerta Del Sol, San Clemente, CA 92673, Attention: Mr. David W. Neibert, Chief Operations Officer and Secretary.

 The Company intends to disclose any amendments to or waivers of its Code as it applies to directors or executive officers by filing them on Form 8-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following aggregate fees by BPM LLP were billed to the Company for work attributable to audit, tax and other services in each of the fiscal years ended June 30, 2018 and 2017.

Audit Fees. Our principal independent accountant billed us, for each of the last two fiscal years, the following aggregate fees for its professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q reports or other services normally provided in connection with statutory and regulatory filings or engagements for those two fiscal years:

          Fiscal Year ended June 30, 2018          $333,191

          Fiscal Year ended June 30, 2017          $75,960

Audit-Related Fees. Our principal independent accountant, and those secondary accountants performing audit reviews of our subsidiaries on our behalf, billed us, for each of the last two fiscal years, the following aggregate fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements and not reported above under “Audit Fees”:

          Fiscal Year ended June 30, 2018          $29,975

          Fiscal Year ended June 30, 2017          $97,781

Tax Fees. Our principal independent accountant billed us, for each of the last two fiscal years, the following aggregate fees for professional services rendered for tax compliance, tax advice and tax planning:

          Fiscal Year ended June 30, 2018          $75,353

          Fiscal Year ended June 30, 2017          $38,213

All Other Fees. Our principal independent accountant billed us, for each of the last two fiscal years, the following aggregate fees for products and services provided by it, other than the services reported in the above three categories:

          Fiscal Year ended June 30, 2018          $nil

          Fiscal Year ended June 30, 2017          $16,205

Pre-Approval of Audit and Non-Audit Services.  The Audit Committee, and in our case the board of directors, require that it pre-approve all audit, review and attest services and non-audit services before such services are engaged.

It is expected that a representative of BPM LLP will be available at the Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

AUDIT COMMITTEE REPORT

The Securities and Exchange Commission’s rules require the company to include in this information statement a report from the audit committee of the board. Since our board does not have a standing audit committee, the entire board performs the functions of the audit committee. We have reviewed and discussed the financial statements with the company’s independent auditors and discussed with the company’s independent auditors matters required to be discussed by Statement on Auditing Standards No. 1301 (Communication with Audit Committees), as amended. The company’s independent auditors provided us with the written disclosures required by Independence Standards board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and we discussed with the Company’s independent auditors their independence from management and the company. Based upon our discussion with the independent auditors and our review of the report of the independent auditors, we have included the audited financial statements in the company’s Annual Report on Form 10-K for the year ended June 30, 2018, filed with the Securities and Exchange Commission on September 28, 2018.

Submitted by the board of directors, acting as the Audit Committee:
Nicholas Gerber
David W. Neibert
Scott Schoenberger
Matt Gonzalez
Derek Mullins
Kathryn D. Rooney
Erin Grogan
Tabatha Coffey
Joya Delgado Harris

The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 9, 2018, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of the Company’s common stock by (1) each director of the Company, (2) the named Executive Officers of the Company, (3) each person or group of persons known by the Company to be the beneficial owner of greater than 5% of the Company’s outstanding common stock, and (4) all directors and officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of October 9, 2018 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of ownership is based on 29,559,139 shares of common stock, assuming the conversion of all outstanding shares of Preferred Stock, outstanding as of October 9, 2018.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Concierge Technologies, Inc. 1202 Puerta Del Sol, San Clemente, CA 92673.

Name and Address of Beneficial Owner	Amount Owned		Percent of Class (5)
Gonzalez & Kim	233,400	(1)	.61%
Nicholas Gerber	18,130,015	(2)	47.34%
David W. Neibert	35,878	(3)	0.08%
Scott Schoenberger	4,697,993	(4)	12.27%
Kathryn Rooney	-		-%
Derek Mullins	-		-%
Erin Grogan	-		-%
Tabatha Coffey	-		-%
Joya Delgado Harris	-		-%
Officers and Directors as a Group	23,097,286	(5)	60.29%
Eliot and Sheila Gerber	3,543,603		9.25%
Gerber Family Trust	5,623,543		14.68%

(1)

Mr. Gonzalez is a member of the Board of the Company. Mr. Gonzalez and Mr. Hansu Kim are 50% partners and share voting and dispositive power in Gonzalez & Kim, a California general partnership, which holds 11,670 shares of Series B Preferred Stock (which after giving effect to their conversion would total 233,400 shares of Common Stock) constituting 0.61% of the outstanding shares of Common Stock which percentage is based on 38,298,159 outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock).

(2)

Mr. Gerber is the President and Chief Executive Officer of the Company and Chairman of the Board. Mr. Gerber’s shares are held by the Nicholas and Melinda Gerber Living Trust (the “Gerber Trust”) and Mr. and Mrs. Gerber serve as trustees of the Gerber Trust, which owns a total 18,130,015 shares, consisting of 10,451,635 shares of Common Stock and 383,919 shares of Series B Preferred Stock (which, after giving effect to their conversion, would be 18,130,015 shares of Common Stock) representing 47.34% of the outstanding shares of Common Stock (giving effect to the conversion of the Series B Preferred Stock held by the Gerber Trust) which percentage is based on 38,298,159 outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock). As such, the Gerber Trust and Mr. Gerber share power to vote or to direct the vote of the shares and share power to dispose or to direct the disposition of these shares.

(3)

Mr. Neibert is the Chief Operations Officer of the Company and a member of the Board. Mr. Neibert owns an aggregate 35,878 shares. Mr. Neibert’s total beneficial ownership constitutes 0.09% of the outstanding shares of Common Stock which percentage is based on 38,298,159 outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock).

(4)

Mr. Schoenberger is a member of the Board of the Company. Mr. Schoenberger’s shares are held by the Schoenberger Family Trust (the “Schoenberger Trust”) and Mr. Schoenberger serves as sole trustee of the Schoenberger Trust, and total 4,697,993 shares, consisting of 3,976,833 shares of Common Stock and 36,058 shares of Series B Preferred Stock (which, after giving effect to their conversion, would be 4,697,993 shares of Common Stock) representing 12.27% of the outstanding shares of Common Stock (giving effect to the conversion of the Series B Preferred Stock held by the Schoenberger Trust) which percentage is based on 38,298,159 outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock). As such, the Schoenberger Trust and Mr. Schoenberger share power to vote or to direct the vote of the shares and share power to dispose or to direct the disposition of these shares.

(5)

The percentage of class is calculated pursuant to Rule 13d-3(d) of the Exchange Act which percentages are calculated on the basis of the amount of outstanding securities, plus securities deemed outstanding pursuant to Rule 13d-3(d)(1). The percentage of common stock outstanding is as of September 24, 2018, and based upon 29,559,139 shares of common outstanding and 436,951 shares of Series B Preferred Stock, giving effect to the conversion of all Series B Preferred Stock at a ratio of 20:1, for a total issued and outstanding amount of 38,298,159 shares.

        Upon acquiring their shares of Voting Stock, Messrs. Gerber and Schoenberger have voted all shares of Voting Stock concurringly on matters submitted to the Company’s stockholders. Pursuant to a voting agreement, (the “Voting Agreement”), the Gerber Trust and Schoenberger Trust will continue to vote all shares of Voting Stock owned by them to elect each of Messrs. Gerber and Schoenberger to the Board along with other designees mutually agreed upon. By virtue of the Voting Agreement, Messrs. Gerber and Schoenberger will represent 22,828,008, or 59.61% of the Voting Stock when voting on director nominees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During our last fiscal year, we did not enter into any transactions with related persons, promoters or certain control persons as covered by Item 404 of Regulation S-K. However, in connection with that certain Securities Purchase Agreement with Nicholas Gerber and Scott Schoenberger, certain now current executive officers and directors may have formed a “group” under Section 13(d)(3) of the Act which may result in related party transactions in the future. These affiliations are disclosed herein.

On January 26, 2015, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors, Nicholas Gerber and Scott Schoenberger, (the “Purchasers”) pursuant to which we agreed to sell and the Purchasers agreed to purchase approximately 13,333,333 shares of common stock and approximately 108,172 shares of Series B preferred stock of the Company (adjusted for the effect of the 1:10 reverse stock split in December 2015 and the 1:30 reverse stock split in December 2017) in exchange for $3,000,000 USD. Pursuant to the terms of the Securities Purchase Agreement, Purchasers acquired a controlling interest in the Company pursuant to the issuance of the above shares which constituted approximately 70.0% of the voting control of the Company. Following the closing of the Securities Purchase Agreement, Mr. Gerber and Schoenberger became officers and directors of the Company.

On April 8, 2016 and May 25, 2016, the Company entered into convertible promissory note agreements (the “Promissory Notes”) with the Gerber Irrevocable Family Trust, an affiliate of our shareholder and CEO, that resulted in the funding of $350,000 and with the Schoenberger Family Trust, an affiliate of our shareholder and director, that resulted in the funding of $250,000, respectively. The Promissory Notes bear interest at four percent (4%) per annum and increases to nineteen percent (19%) in the event of default by the Company. The Company and the noteholder negotiated the interest rate at arm’s length relying upon the available market rate for long-term deposits at financial institutions as well as the current rate of return realized by the noteholder for cash deposits currently held. Larger deposits traditionally fall into a “Jumbo” rate category with marginally higher returns. Interest ranged from annual percentage rates of 0.01% at the lowest to 1.75% at the highest. Recognizing the unsecured nature of the promissory note, and the historical record of continued operating losses by the Company, a rate of 4% annual interest was agreed upon in light of the heightened default risk over traditional investment instruments. There was no beneficial conversion feature identified as of the date of issuance of the Promissory Notes.

On September 19, 2016, the Company entered into a conditional Stock Purchase Agreement (the “Agreement”), dated September 19, 2016, with Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”) and certain shareholders of Wainwright (the “Sellers”), pursuant to which the Sellers conditionally agreed to sell, and the Company conditionally agreed to purchase, the total issued and outstanding common stock of Wainwright (the “Wainwright Shares”).

In connection with the acquisition of Wainwright on December 9, 2016 the Promissory Notes were subsequently amended to remove the conversion feature. Additionally, as a result of the transaction completed on December 9, 2016, current shareholders of Wainwright became shareholders of the Company. Prior to the transaction, Mr. Gerber, along with certain family members and certain other Wainwright shareholders, owned the majority of the common stock in the Company as well as Wainwright. Following the closing of this transaction, he and those shareholders continue to own the majority of the Company voting shares. Mr. Gerber and Mr. Schoenberger (and the through the control of their respective trusts which hold stock in the Company) entered into a Voting Agreement reflective of a similar Voting Agreement in place for Wainwright wherein they have agreed to vote in concert with regard to all matters that come before the shareholders or the board of directors for a vote. This Voting Agreement establishes them as a control group.

Any future transactions by and among the parties mentioned above may qualify as related party transactions and will be disclosed accordingly.

We have adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of the Board of Directors and based upon a determination that these transactions are on terms no less favorable to us than those which could be obtained by unaffiliated third parties. This policy could be terminated in the future. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which approves such a transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4 furnished to the company under Rule 16a-3(e) of the Act during its most recent fiscal year and Forms 5 furnished to us with respect to our most recent fiscal year and any written representations received by us from persons required to file such forms, the following persons – either officers, directors or beneficial owners of more than ten percent of any class of equity of Concierge registered pursuant to Section 12 of the Act – failed to file on a timely basis reports required by Section 16(a) of the Act during the most recent fiscal year or prior fiscal years:

Name	No. of Late Reports	No. of Transactions Not Timely Reported	No. of Failures to File a Required Report
-	0	0	0

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested that we include any proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders at the Annual Meeting.

MEETING MATERIALS

The expenses of distributing the Notice and of making the Meeting Materials available to the stockholders will be borne by the Company, including expenses in connection with the preparation of the Notice. As noted above, the Company is not soliciting proxies for the Annual Meeting of Stockholders as no proposals are being presented for stockholder vote.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the SEC contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

OTHER MATTERS

As of the date of this Information Statement, management does not know of any matters that will come before the Annual Meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, information statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act. You may read and copy the reports, information statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities. The reports, information statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC. All inquiries regarding our Company should be addressed to our corporate counsel at Eversheds Sutherland (US) LLP, 700 6th Street NE, Suite 700, Washington, D.C. 20002, Attn: Cynthia M. Krus, Esq.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Concierge Technologies, Inc., attn: David Neibert, Secretary, 1202 Puerta Del Sol, San Clemente, CA 92673.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

STOCKHOLDER PROPOSALS

Stockholder proposals or director nominations to be presented at the 2019 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the Rule 14a-8 under the Exchange Act, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than one-hundred and twenty (120) days before the one year anniversary of the date on which the information statement was release for the prior year’s annual meeting. For the Company’s 2019 annual meeting of stockholders, the Company must receive such proposals and nominations no later than June 10, 2019. If the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which the date of the 2019 annual meeting of stockholders is first publicly announced or disclosed. Proposals must also comply with the other requirements contained in the Company’s bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Pursuant to the Company’s bylaws, for a director nomination or other business to be considered for the next annual meeting of stockholders, notice must be provided in writing and delivered to the Corporate Secretary of the Company at the Company’s principal executive office by August 24, 2019, but not before July 25, 2019. Notices of intention to present proposals at the 2019 annual meeting of stockholders should be addressed to David Neibert, our Corporate Secretary, Concierge Technologies, Inc., 1202 Puerta Del Sol, San Clemente, CA 92673. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Dated: October 9, 2018

BY ORDER OF THE COMPANY’S BOARD OF DIRECTORS

By:	/s/ Nicholas Gerber
Nicholas Gerber
Chief Executive Officer and Chairman of the Board of Directors